SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   January 27, 1999


                            HSBC AMERICAS, INC.
            (Exact name of registrant as specified in charter)


DELAWARE                      I-2940         22-1093160
(State or other juris-        (Commission    (IRS Employer
diction of incorporation)     File Number)   Identification No.)


ONE MARINE MIDLAND CENTER, BUFFALO, NEW YORK 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:  (716) 841-2424


                              Not Applicable
                      (Former name or former address,
                         if changed since report)


                                                                          2.


Item 5.  Other Events

  On January 26, 1999, the Registrant issued a press release announcing its earnings for the fourth quarter and the year 1998. A copy of such press release is filed herein as Exhibit 99.

Item 7.  Financial Statements Pro Forma Financial Information and Exhibits

  (C) Exhibit

      99.  Copy of Press Release of HSBC Americas, Inc. dated January 26,
           1999.




                                                                           3.


                                                                   EXHIBIT 99


Press Release                                             HSBC Americas, Inc.
                                                            Member HSBC Group
-----------------------------------------------------------------------------

For Release: January 26, 1999                     Contact: Linda Stryker
                                                           (212) 658-1028

                                                           Kathie Rizzo-Young
                                                           (716) 841-5003


                           HSBC AMERICAS, INC.
                        1998 RESULTS - HIGHLIGHTS

- Full-year 1998 pre-tax income rose 15 per cent to US$765 million and full-year 1998 net income increased by 12 per cent to US$527 million

- Fourth quarter 1998 pre-tax income was up 25 per cent to US$204 million and net income for the quarter rose 32 per cent to US$159 million.

- Return on equity for the year was 24.93 per cent and 29.07 per cent for the fourth quarter.

- Cost:income ratio for 1998 was 48 percent compared with 51 per cent for the year 1997.

                HSBC AMERICAS, INC. REPORTS STRONG 1998 RESULTS

HSBC Americas, Inc. recorded pre-tax income of US$765 million for the twelve months ended December 31, 1998, up 15 per cent from US$664 million in 1997. Full-year net income rose 12 per cent to US$527 million from US$471 million in 1997.

Pre-tax income for the fourth quarter of 1998 rose 25 per cent to US$204 million from US$163 million in the fourth quarter of 1997. Net income for the quarter increased 32 per cent to US$159 million from US$120 million in the same period last year.

In the fourth quarter, HSBC Americas benefited from a settlement with the U.S. Internal Revenue Service on Brazilian tax credits disallowed in the 1980s.
The settlement contributed US$33 million to pre-tax income and reduced taxes by a net amount of US$10 million.

In the first half of 1998, HSBC Americas recorded gains on the sale of credit card portfolios of US$28 million. Excluding both the benefit of the Brazil settlement and the credit card gains, full-year pre-tax income would have been US$704 million, up 6 per cent from 1997. Fourth quarter pre-tax income would have been US$171 million, excluding the Brazil settlement, up 5 per cent from the fourth quarter of 1997.

                                    -more-


                                                                             4.


HSBC Americas, Inc.
-------------------------------------------------------------------------------

The effective tax rate for the year rose to 31 per cent from 29 per cent last year. Tax losses, which had led to reduced tax charges in the past, have been fully utilised, causing the effective tax rate to rise toward the statutory rate. Without the Brazilian settlement in the fourth quarter, the full-year tax rate would have been 34 per cent.

Return on average common equity for the quarter was 29.07 per cent compared with 22.93 per cent last year, while that for the full-year results was 24.93 per cent compared with 22.93 per cent in 1997. The cost:income ratio improved to 48 per cent compared to 51 per cent in 1997. HSBC Americas, Inc. consistently ranks among the top performing regional bank holding companies based on these measures.

Assets grew by 8 per cent to US$33.9 billion at December 31, 1998 from US$31.5 billion at December 31, 1997.

Gross loans at December 31, 1998 totalled US$24.0 billion, up 11 per cent from US$21.6 billion in 1997, due primarily to growth in commercial loans. This also reflected the fourth quarter acquisition of approximately US$1.7 billion of commercial loans of the U.S. branches of The Hongkong and Shanghai Banking Corporation Limited by Marine Midland Bank, completing the consolidation of the HSBC Group's commercial banking activities in the U.S.

Malcolm Burnett, chief executive officer of HSBC Americas, Inc. said: "Last year's record results were helped by a one-off tax settlement, solid earnings and strong expense discipline.

"In November, we announced that, subject to regulatory approval, Marine Midland Bank will change its name to HSBC Bank USA as part of a global branding initiative by our parent HSBC Holdings plc. The new name will emphasize our commitment to providing excellent service locally, while offering customers access to the global resources of one of the world's leading financial services companies."

Marine Midland Bank is the principal subsidiary of HSBC Americas, Inc. Headquartered in Buffalo, New York, Marine Midland is a New York state regional banking institution with more than 375 offices statewide.

HSBC Americas, Inc. is an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc, which is headquartered in London. With over 5,500 offices in 79 countries and territories and assets of US$484 billion at June 30, 1998, the HSBC Group is among the world's largest banking and financial services organizations.





                                                                            5.

HSBC Americas, Inc.                                      Quarterly summary (in US$ millions)
--------------------------------------------------------------------------------------------

                              Quarter ended    Quarter ended    Year-to-date    Year-to-date
                               December 31,     December 31,    December 31,    December 31,
                                       1998             1997            1998            1997
                              -------------    -------------    ------------    ------------
Net income                          $ 158.6          $ 120.3        $  527.1        $  471.0

Income before taxes                   204.1            163.0           765.2           664.0

Profitability Ratios
  Return on average assets             1.87%            1.55%           1.60%           1.62%
  Return on average
    common equity                     29.07            22.93           24.93           22.93
  Cost:income ratio                   47.07            51.72           48.00           50.98
  Staff numbers
    (full time equivalents)                                            9,293           9,188

Average Balances
  Loans                             $22,064          $21,474        $ 21,392        $ 20,049
  Earning assets                     31,562           29,064          30,849          27,271
  Total assets                       33,657           30,899          32,847          29,026
  Deposits                           25,912           22,216          24,947          21,156

Net Yields on a
 Taxable Equivalent Basis
  Net yield on earning assets          3.72%            3.97%           3.79%           4.31%
  Net yield on total assets            3.49             3.73            3.56            4.05

Capital (at end of period)
  Common equity                                                     $2,228.3        $2,039.0
  As a percent of total assets                                          6.56%           6.47%



                                                                            6.




HSBC Americas, Inc.                      Consolidated statement of income (in US$ thousands)
--------------------------------------------------------------------------------------------

                                                             Quarter ended     Quarter ended
                                                              December 31,      December 31,
                                                                      1998              1997
                                                             -------------     -------------
Interest income
  Loans                                                           $449,478          $451,952
  Securities                                                        61,114            55,031
  Trading assets                                                    12,560            14,922
  Deposits with banks                                               47,686            33,974
  Federal funds sold and securities purchased
    under resale agreements                                         12,079             9,023
                                                                   -------           -------
      Total interest income                                        582,917           564,902

Interest expense
  Deposits
    In domestic offices                                            161,954           155,610
    In foreign offices                                              56,535            28,485
  Short-term borrowings                                             45,666            61,351
  Long-term debt                                                    23,465            29,358
                                                                   -------           -------
      Total interest expense                                       287,620           274,804
                                                                   -------           -------

Net interest income                                                295,297           290,098

Provision for credit losses                                         21,000            24,000
                                                                   -------           -------
Net interest income, after provision
 for credit losses                                                 274,297           266,098
                                                                   -------           -------


Other operating income
  Trust income                                                      12,249            11,320
  Service charges                                                   30,152            27,746
  Mortgage servicing income                                          3,138             5,893
  Other fees and commissions                                        38,048            35,999
  Trading revenues                                                  (1,845)            1,369
  Interest on Brazilian tax settlement                              32,700                 -
  Other income                                                      15,600            15,008
                                                                   -------           -------
      Total other operating income                                 130,042            97,335
                                                                   -------           -------
Total income from operations                                       404,339           363,433

Other operating expenses
  Salaries and employee benefits                                   103,403            97,700
  Net occupancy expense                                             22,478            23,276
  Other expenses                                                    74,329            79,412
                                                                   -------           -------
      Total other operating expenses                               200,210           200,388
                                                                   -------           -------

Income before taxes                                                204,129           163,045
Applicable income tax expense                                       45,500            42,700
                                                                   -------           -------

Net income                                                        $158,629          $120,345
                                                                   =======           =======




                                                                            7.

HSBC Americas, Inc.                      Consolidated statement of income (in US$ thousands)
--------------------------------------------------------------------------------------------

                                                                Year ended        Year ended
                                                              December 31,      December 31,
                                                                      1998              1997
                                                              ------------      ------------
Interest income
  Loans                                                         $1,785,122        $1,732,705
  Securities                                                       232,440           218,977
  Trading assets                                                    50,843            58,796
  Deposits with banks                                              136,594            98,750
  Federal funds sold and securities purchased
    under resale agreements                                        127,982            51,786
                                                                 ---------         ---------
      Total interest income                                      2,332,981         2,161,014

Interest expense
  Deposits
    In domestic offices                                            656,361           583,904
    In foreign offices                                             211,030            95,150
  Short-term borrowings                                            204,171           196,727
  Long-term debt                                                    96,079           111,848
                                                                 ---------         ---------
      Total interest expense                                     1,167,641           987,629
                                                                 ---------         ---------

Net interest income                                              1,165,340         1,173,385
Provision for credit losses                                         80,000            87,400
                                                                 ---------         ---------
Net interest income, after provision
 for credit losses                                               1,085,340         1,085,985
                                                                 ---------         ---------


Other operating income
  Trust income                                                      47,290            42,995
  Service charges                                                  115,382           103,975
  Mortgage servicing income                                         18,949            21,529
  Other fees and commissions                                       145,505           134,828
  Trading revenues                                                   3,700             6,089
  Interest on Brazilian tax settlement                              32,700                 -
  Other income                                                      96,571            50,009
                                                                 ---------         ---------
      Total other operating income                                 460,097           359,425
                                                                 ---------         ---------
Total income from operations                                     1,545,437         1,445,410

Other operating expenses
  Salaries and employee benefits                                   410,323           397,966
  Net occupancy expense                                             89,423            90,989
  Other expenses                                                   280,524           292,505
                                                                 ---------         ---------
      Total other operating expenses                               780,270           781,460
                                                                 ---------         ---------

Income before taxes                                                765,167           663,950
Applicable income tax expense                                      238,100           193,000
                                                                 ---------         ---------

Net income                                                      $  527,067        $  470,950
                                                                 =========         =========



                                                                           8.


HSBC Americas, Inc.                            Consolidated balance sheet (in US$ thousands)
--------------------------------------------------------------------------------------------

                                                              December 31,      December 31,
                                                                      1998              1997
                                                              ------------      ------------
Assets
Cash and due from banks                                        $ 1,262,423       $   928,691
Interest bearing deposits with banks                             2,373,550         2,643,010
Federal funds sold and securities purchased
  under resale agreements                                           86,919           497,992
Trading assets                                                     826,019           979,454
Securities available for sale                                    4,237,679         3,998,773

Loans                                                           24,049,499        21,622,232
Less - allowance for credit losses                                 379,652           409,409
                                                                ----------        ----------
      Loans, net                                                23,669,847        21,212,823

Premises and equipment                                             207,685           225,753
Accrued interest receivable                                        238,790           233,849
Intangible assets                                                  469,194           481,953
Other assets                                                       571,980           315,275
                                                                ----------        ----------

Total assets                                                   $33,944,086       $31,517,573
                                                                ==========        ==========


Liabilities
Deposits in domestic offices
  Noninterest bearing                                          $ 3,552,303       $ 4,195,248
  Interest bearing                                              18,168,438        15,981,866
Interest bearing deposits in foreign offices                     4,545,069         2,640,050
                                                                ----------        ----------
      Total deposits                                            26,265,810        22,817,164

Short-term borrowings                                            2,961,063         4,202,175
Interest, taxes and other liabilities                              741,269           751,217
Long-term debt                                                   1,747,691         1,708,064
                                                                ----------        ----------
Total liabilities                                               31,715,833        29,478,620

Shareholders' equity
   Common stock                                                          5                 5
   Capital surplus                                               1,806,563         1,804,527
   Retained earnings                                               377,179           205,112
   Accumulated other comprehensive income                           44,506            29,309
                                                                ----------        ----------
      Total shareholders' equity                                 2,228,253         2,038,953
                                                                ----------        ----------


Total liabilities and shareholders' equity                     $33,944,086       $31,517,573
                                                                ==========        ==========



                                                                     9.



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     HSBC AMERICAS, INC.

                                     (REGISTRANT)



                                     /s/ Gerald A. Ronning

                                     NAME:   GERALD A. RONNING
                                     TITLE:  EXECUTIVE VICE PRESIDENT &
                                             CONTROLLER



Date:  January 27, 1999